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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT


     We consent to the inclusion in this Registration Statement of Vornado Operating Inc. on Form S-11 of our report dated January 23, 1998 on the balance sheet of Vornado Operating Inc. as of January 23, 1998 and to the reference to us under the heading "Experts" in the Prospectus which is part of this Registration Statement.


DELOITTE & TOUCHE LLP

Parsippany, New Jersey

January 23, 1998